UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2010, the Compensation Committee of the Board of Directors of Morton’s Restaurant Group, Inc. (the “Company”) approved revised compensatory arrangements for Christopher J. Artinian. As previously announced in a Form 8-K dated February 3, 2010, Mr. Artinian was appointed the Company’s President and Chief Executive Officer on February 1, 2010. Effective as of February 1, 2010, Mr. Artinian’s base salary has been set at $320,000 per year, and he will be eligible for an annual bonus of up to 65% of his base salary based on certain performance-based criteria determined by the Company’s Board of Directors and the Compensation Committee. In addition, Mr. Artinian was awarded 100,000 shares of restricted common stock, which will vest in equal amounts over five years on each successive anniversary of their grant. Furthermore, Mr. Artinian shall receive vacation, medical and dental coverage in accordance with Company policy, as well as a leased car, reimbursement for all business expenses, including travel, and relocation assistance and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: March 15, 2010	/S/ SCOTT D. LEVIN
Scott D. Levin
Senior Vice President And General Counsel